EXHIBIT 23.1
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              CONSENT OF INDEPENDENT AUDITORS
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Tidalwave Holdings Inc., Ft. Lauderdale, Florida (f/k/a
Anderson Computers/Tidalwave Corp.)
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I have issued my report dated June 16, 2000, relating to the financial statements of Anderson Computers/Tidalwave Corp. (now known as Tidalwave Holdings Inc.) for the years ended March 31, 2000 and March 31, 1999 appearing in the Company's Form 10-KSB. Such report has been incorporated by reference in this Registration Statement. I consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of my name as it appears under the caption "Experts."
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Earl M. Cohen, C.P.A., P.A.
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By: /s/ Earl M. Cohen, CPA
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        Earl M. Cohen, CPA
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Boca Raton, Florida
September 26, 2000